Exhibit 99.1

Absci Reports Full Year 2021 Financial and Operating Results
VANCOUVER, Wash. March 22, 2022 – Absci Corporation (Nasdaq: ABSI), the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins, today reported financial and operating results for the quarter and full year ended December 31, 2021.
“Our progress this quarter capped off a remarkable year for Absci from start to finish,” said Sean McClain, Founder and CEO. “In the last few months alone, we announced collaborations with EQRx and Merck including six drug discovery programs in total. And earlier today we shared data around some of our groundbreaking AI models for therapeutic protein design and optimization. These achievements, enabled by our proprietary assay data and platform, advance the state-of-the-art, and we are collaborating with NVIDIA to further develop and scale our in silico models. Our AI and data generation capabilities have generated a robust pipeline of partnering opportunities, and our innovation continues to drive business development discussions. I am inspired by the state of our company today and optimistic about our future, given the opportunities I see ahead of us.”
Recent Highlights
•Announced proprietary data-enabled machine learning breakthroughs and validation of in silico lead optimization platform today at NVIDIA GTC.
•Initiated collaboration with NVIDIA to scale Absci's in silico drug discovery achievements, enable the most advanced AI paradigms, and accelerate therapeutic protein design.
•Entered into research collaboration with Merck for BionicTM Enzyme generation, and Merck has the option to nominate up to three targets and enter into a drug discovery collaboration.
•Successfully executed partnerships representing five Active Programs in 2021 and three of our projected eight new programs so far in 2022.
•Appointed Dr. Joseph Sirosh, a renowned leader in the AI field and former CTO of AI at Microsoft, and Dr. Andreas Busch, an experienced pharma R&D executive, to the Board of Directors.
•Grew total headcount over the course of 2021 from 75 to 224.

Fourth Quarter 2021 Financial Results
Revenue was $1.5 million for the three months ended December 31, 2021 compared to $2.7 million for the three months ended December 31, 2020.
Research and development expenses were $15.8 million for the fourth quarter of 2021, as compared to $4.6 million for the corresponding prior year period. This increase was primarily driven by additional investments in platform expansion, including data initiatives and AI capabilities.
Selling, general, and administrative expenses were $9.2 million for the fourth quarter of 2021, as compared to $2.4 million for the corresponding prior year period. This increase was primarily due to personnel-related costs and other expenses related to being a publicly traded company.

Exhibit 99.1
Net loss was $25.2 million for the fourth quarter of 2021, as compared to $4.9 million for the corresponding prior year period.
Full Year 2021 Financial Results and 2022 Projections
During 2021, Absci executed five Active Programs, consistent with expectations.
Revenue was $4.8 million for the year ended December 31, 2021 compared to $4.8 million for the year ended December 31, 2020.
Research and development expenses were $44.6 million for the year ended December 31, 2021, as compared to $11.4 million for the year ended December 31, 2020. This increase was primarily driven by additional investments in platform expansion, including data initiatives and AI capabilities.
Selling, general, and administrative expenses were $28.8 million for the year ended December 31, 2021, as compared to $5.5 million for the year ended December 31, 2020. This increase was primarily due to personnel-related costs and other expenses related to being a publicly traded company.
Net loss was $101.0 million for the year ended December 31, 2021, as compared to $14.4 million for the year ended December 31, 2020.
Total cash, cash equivalents, and restricted cash as of December 31, 2021 was $279.9 million, of which $252.6 million was unrestricted.

For 2022, Absci expects a net decrease in cash, cash equivalents, and restricted cash of approximately $120 million, which includes one-time, time-based disbursements totaling $10.5 million from restricted cash associated with the Denovium and Totient acquisitions. This projected cash usage also includes approximately $8.3 million of capital expenditures, net of cash proceeds from equipment financing, for completing the build-out of the company's new facility.

Based upon our expectations for net future cash usage, as of December 31, 2021, the company has approximately three years of cash and cash equivalents.

Absci anticipates eight new Active Programs in 2022, three of which result from the agreement executed with Merck.

About Absci
Absci is the drug and target discovery company harnessing deep learning AI and synthetic biology to expand the therapeutic potential of proteins. We built our Integrated Drug Creation™ Platform to identify novel drug targets, discover optimal biotherapeutic candidates, and generate the cell lines to manufacture them in a single efficient process. Biotech and pharma innovators partner with us to create the next generation of protein-based drugs, including those that may be impossible to make with other technologies. Our goal is to enable the development of better medicines by Translating Ideas into Drugs™. For more information visit www.absci.com and follow us on social media: Twitter: @Abscibio, LinkedIn: @absci, and subscribe to our Absci YouTube channel.

Exhibit 99.1
Availability of Other Information about Absci

Investors and others should note that we routinely communicate with investors and the public using our website (www.absci.com) and our investor relations website (investors.absci.com), including without limitation, through the posting of investor presentations, SEC filings, press releases, public conference calls and webcasts on these websites. The information that we post on these websites could be deemed to be material information. As a result, investors, the media, and others interested in Absci are encouraged to review this information on a regular basis. The contents of our website, or any other website that may be accessed from our website, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding our expectations regarding business operations, financial performance and results of operations, including our expectations regarding cash, cash equivalents and restricted cash, as well as our projected cash usage and needs, our expectations for the count of new Active Programs, technology development efforts, integrating acquisitions and partnerships, hiring efforts, expanding our platform, our participating at NVIDIA GTC and the subject matter of our presentation at that conference, scientific innovation efforts, drug discovery and development activities, and research and technology development collaboration efforts, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners; along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
investors@absci.com
Media Contact:
press@absci.com

Exhibit 99.1
Absci Corporation
Consolidated Statements of Operations (unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
(In thousands, except for share and per share data)	2021	2020	2021	2020
Revenues
Technology development revenue	$1,087	$2,153	$4,009	$4,117
Collaboration revenue	365	575	773	663
Total revenues	1,452	2,728	4,782	4,780
Operating expenses
Research and development	15,766	4,597	44,586	11,448
Selling, general and administrative	9,183	2,413	28,780	5,502
Depreciation and amortization	2,759	351	6,654	1,131
Total operating expenses	27,708	7,361	80,020	18,081
Operating loss	(26,256)	(4,633)	(75,238)	(13,301)
Other expense
Interest expense	(200)	(175)	(3,432)	(634)
Other expense, net	188	(131)	(31,189)	(418)
Total other expense, net	(12)	(306)	(34,621)	(1,052)
Loss before income taxes	(26,268)	(4,939)	(109,859)	(14,353)
Income tax benefit	1,102	—	8,899	—
Net loss	(25,166)	(4,939)	(100,960)	(14,353)
Adjustment of redeemable preferred units and stock	—	—	—	(34,336)
Cumulative undeclared preferred stock dividends	—	(780)	(2,284)	(780)
Net loss applicable to common stockholders and unitholders	$(25,166)	$(5,719)	$(103,244)	$(49,469)

Net loss per share attributable to common stockholders and unitholders: Basic and diluted	$(0.28)	$(0.35)	$(2.08)	$(3.19)

Weighted-average common shares and units outstanding: Basic and diluted	89,768,980	16,326,325	49,685,194	15,494,908

Exhibit 99.1
Absci Corporation
Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
(In thousands, except for share and per share data)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$252,569	$69,867
Restricted cash	10,513	—
Receivables under development arrangements	1,425	1,594
Prepaid expenses and other current assets	8,572	1,773
Total current assets	273,079	73,234
Operating lease right-of-use assets	6,538	4,476
Property and equipment, net	52,114	8,909
Intangibles, net	54,992	—
Goodwill	21,335	—
Restricted cash, long-term	16,844	1,841
Other long-term assets	1,293	109
TOTAL ASSETS	$426,195	$88,569
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND OTHER STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$8,385	$2,116
Accrued expenses	17,434	1,569
Loans payable	—	632
Long-term debt, current	2,400	903
Operating lease obligations, current	1,502	770
Financing lease obligations, current	2,785	1,475
Deferred revenue, current	1,353	2,630
Total current liabilities	33,859	10,095
Long-term debt - net of current portion	1,124	4,141
Operating lease obligations - net of current portion	8,969	3,813
Finance lease obligations - net of current portion	3,231	2,766
Deferred tax, net	743	—
Other long-term liabilities	12,162	749
TOTAL LIABILITIES	60,088	21,564
Commitments
Redeemable convertible preferred stock, $0.0001 par value	—	156,433
STOCKHOLDERS' DEFICIT
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	9	2
Additional paid-in capital	557,136	635
Accumulated deficit	(191,025)	(90,065)
Accumulated other comprehensive loss	(13)	—
TOTAL OTHER STOCKHOLDERS' DEFICIT	366,107	(89,428)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND OTHER STOCKHOLDERS' DEFICIT	$426,195	$88,569